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                                                                    Exhibit 23.4



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Castle Energy Corporation:

We consent to incorporation by reference in the registration statement (No. 33-88760) on Form S-8 of Castle Energy Corporation of our report dated November 25, 1997, relating to the consolidated balance sheet of Castle Energy Corporation and subsidiaries as of September 30, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended September 30, 1997, which report appears in the September 30, 1997, annual report on Form 10-K of Castle Energy Corporation.




                                    KPMG PEAT MARWICK LLP

Houston, Texas
December 2, 1997